Exhibit (99)(a)(1)

CERTIFICATE OF TRUST

OF

MORGAN STANLEY GLOBAL LONG/SHORT FUND A

Dated as of June 19, 2007

The undersigned, the trustees of Morgan Stanley Global Long/Short Fund A, desiring to form a statutory trust pursuant to the Delaware Statutory Trust Act, 12 Del. C. § 3810, hereby certify as follows:

1. The name of the statutory trust is Morgan Stanley Global Long/Short Fund A (the “Trust”).

2. The business address of the registered office of the Trust is The Corporation Trust Company, 1209 Orange Street, Wilmington, DE 19801. The name of the Trust’s registered agent at such address is The Corporation Trust Company.

3. Pursuant to the § 3807(b) of the Delaware Statutory Trust Act, notice is hereby given that the Trust will become a registered investment company under the Investment Company Act of 1940, as amended.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Trust as of this 19th day of June, 2007.

By:	/s/ Frank L. Bowman
Frank L. Bowman
Trustee

By:	/s/ Michael Bozic
Michael Bozic
Trustee

By:	/s/ Kathleen A. Dennis
Kathleen A. Dennis
Trustee

By:	/s/ Dr. Manuel H. Johnson
Dr. Manuel H. Johnson
Trustee

By:	/s/ Joseph J. Kearns
Joseph J. Kearns
Trustee

By:	/s/ Michael F. Klein
Michael F. Klein
Trustee

By:	/s/ Michael E. Nugent
Michael E. Nugent
Trustee

By:	/s/ W. Allen Reed
W. Allen Reed
Trustee

By:	/s/ Fergus Reid
Fergus Reid
Trustee

By:	/s/ James F. Higgins
James F. Higgins
Trustee

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